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                                                                       EXHIBIT 5

            [Kaye, Scholer, Fierman, Hays & Handler, LLP Letterhead]

                                  July __, 1996



Board of Directors
The Kushner-Locke Company
11601 Wilshire Blvd., 21st Floor
Los Angeles, California 90025

          Re:  Registration Statement on Form S-2
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Gentlemen:

     In connection with the Registration Statement on Form S-2 (as amended, the "Registration Statement") filed by The Kushner-Locke Company, a California corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") for the purpose of registering under the Securities Act of 1933, as amended (the "Act"), units ("Units") consisting of two shares of the Company's common stock, no par value (the "Common Stock"), and one of the Company's Class C Redeemable Common Stock Purchase Warrants (the "Warrants"), we have examined such corporate records, certificates and other documents, upon which we have relied, and reviewed such questions of law as we have deemed necessary or appropriate for the purposes of this opinion.

     On the basis of such examination and review, we advise you that the Common Stock issuable as part of the Units, upon the issuance, delivery and payment therefore in the manner contemplated by the Registration Statement, and the Common Stock issuable upon the exercise of the Warrants, upon the issuance, delivery and payment therefore in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement, and to all references to our firm included in such Registration Statement. In giving such opinion and consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                              Very truly yours,